Exhibit 99.1 - News Release of Lee Enterprises, Incorporated dated February 20, 2019 Regarding $10 Million Stock Repurchase Program

NEWS RELEASE

Lee Board Approves $10 million Stock Repurchase Program

DAVENPORT, Iowa, Feb. 20, 2019 (GLOBE NEWSWIRE) -- Lee Enterprises, Incorporated (NYSE: LEE), a leading provider of high quality, trusted, local news, information and a major platform for advertising in 49 markets, announced today that the Company’s Board of Directors authorized the repurchase of up to $10,000,000 of the Company’s common stock over the next 24 months.

President and CEO Kevin Mowbray said, “As we continue to evaluate our capital structure, we are pleased that the Board approved this new share repurchase program. The program demonstrates confidence in the strength of our business and commitment to delivering value to our shareholders. We believe the stock repurchase program aligns with our overall goals of reducing debt, growing the business, and creating value for our shareholders.”

“We remain committed to achieving our long-term target leverage of 2.5x adjusted EBITDA1,” said Tim Millage, Vice President and Chief Financial Officer. “As we continue to deleverage our balance sheet, the authorization allows us to opportunistically return value to shareholders as market conditions warrant.”

Under the program, the Company may purchase its shares from time to time in the open market or in privately negotiated transactions. The amount and timing of the purchases will depend on a number of factors including the price and availability of the Company’s shares, trading volume, capital availability, debt covenant restrictions, Company performance and general economic and market conditions. The Company may also from time to time establish a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, or effect one or more tender offers, to facilitate purchases of its shares under this authorization.

ABOUT LEE

Lee Enterprises is a leading provider of local news and information, and a major platform for advertising, with daily newspapers, rapidly growing digital products and nearly 300 weekly and specialty publications serving 49 markets in 20 states. Year to date, Lee's newspapers have average circulation of 0.7 million daily and 1.1 million Sunday, and are estimated to reach more than 2.2 million readers in print alone. Lee's markets include St. Louis, MO; Lincoln, NE; Madison, WI; Davenport, IA; Billings, MT; Bloomington, IL; and Tucson, AZ. Lee Common Stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

• Our ability to generate cash flows and maintain liquidity sufficient to service our debt;
• Our ability to comply with the financial covenants in our credit facilities;
• Our ability to refinance our debt as it comes due;
• Our ability to manage declining print revenue;
• That the warrants issued in our refinancing will not be exercised;
• The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
• Changes in advertising and subscription demand;
• Changes in technology that impact our ability to deliver digital advertising;
• Potential changes in newsprint, other commodities and energy costs;
• Interest rates;
• Labor costs;
• Legislative and regulatory rulings;
• Our ability to achieve planned expense reductions;
• Our ability to maintain employee and customer relationships;
• Our ability to manage increased capital costs;
• Our ability to maintain our listing status on the NYSE;
• Competition; and
• Other risks detailed from time to time in our publicly filed documents.

Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.

Contact:
IR@lee.net
(563) 383-2100

NOTES

(1)
Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one time transactions. Adjusted EBITDA is also a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense (benefit), depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI and curtailment gains.

2